                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    JULY 29, 1996.


                        LYONDELL PETROCHEMICAL COMPANY

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                      1-10145              95-4160558

(STATE OR OTHER JURISDICTION       (COMMISSION         (IRS EMPLOYER
  OF INCORPORATION)                 FILE NUMBER)        IDENTIFICATION NO.)


1221 MCKINNEY STREET, SUITE 1600, HOUSTON, TEXAS          77010

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE      (713) 652-7200


                                NOT APPLICABLE

        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER EVENTS.

        On July 29, 1996, the Company issued a press release describing the shutdown of its Channelview, Texas petrochemical facility due to a fire in a pipeline owned and operated by ARCO Pipe Line Company. The press release indicates that it could be two to four weeks before full operations at the Channelview facility is resumed. In a teleconference with analysts on July 29, the Company's management discussed in broad terms the potential financial impact of the event. Although the Company and ARCO Pipe Line are still evaluating the extent of the damage to their respective facilities and developing schedules for resumption of operations, Lyondell believes that the physical damage to the two companies' facilities on Lyondell's plant site could be in the $10-20 million range, and that the potential impact on Lyondell's earnings could be in the $12-24 million range. A number of factors, including the full extent of the damage to all the facilities, the availability of repair materials and the Company's ability to find alternatives to meet customer needs, will impact the Company's ability to resume full operations within the estimated timeframe and to mitigate the financial impact on the Company's business. In addition, the numbers contained herein are based on very preliminary information and do not take into account the potential effects of any insurance coverage or contributions to costs by other parties that may be available to offset such costs.

        The statements in this Form 8-K are forward-looking statements that involve risks and uncertainties and the factors described herein could cause actual results to differ materially from the estimates contained herein.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) The following exhibit is filed with this report:

    Press Release dated as of July 29, 1996.

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                                 EXHIBIT INDEX

Exhibit Number    Document
- --------------    --------

  99.             Press Release Dated as of July 29, 1996.

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                                 SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: July 29, 1996                     LYONDELL PETROCHEMICAL COMPANY


                                         By: /s/ JOSEPH M. PUTZ
                                            _____________________________
                                            Joseph M. Putz
                                            Vice President and Controller

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